 Exhibit 99.1

Tesco Corporation Reports Q1 2010 Results

For Immediate Release
Trading Symbol:
“TESO” on NASDAQ
May 6, 2010

Houston, Texas--Tesco Corporation (“TESCO” or the “Company”) today reported net income for the quarter ended March 31, 2010 of $2.2 million, or $0.06 per diluted share. This compares to net income of $7.5 million, or $0.20 per diluted share, for the first quarter of 2009, and a net loss of $9.0 million, or $0.24 per diluted share, for the fourth quarter of 2009. Revenue was $86.0 million for the quarter ended March 31, 2010, compared to revenue of $110.2 million for the comparable period in 2009 and $85.3 million for the fourth quarter of 2009.

Summary of Results (in millions of U.S. $, except per share amounts) U.S. GAAP—Unaudited
	Quarter 1		Quarter 4
	2010	2009	2009
Revenue	$86.0	$110.2	$85.3

Operating Income (Loss)	$2.9	$4.5	$(13.9)

Net Income (Loss)	$2.2	$7.5	$(9.0)

Earnings (Loss) per Share (diluted)	$0.06	$0.20	$(0.24)

Adjusted EBITDA(a) (as defined)	$13.5	$15.6	$12.9
________________________
(a)	See explanation of Non-GAAP measure on page 5

 Commentary

Julio Quintana, TESCO’s Chief Executive Officer, commented “Given the recent market conditions, we are pleased with our Q1 results. With the industry continuing to recover, we have seen increased activity in many of TESCO’s product lines. We are especially pleased with the ongoing recovery in our Tubular Services segment. Tubular Services revenue was up compared to Q4, but more importantly, we have returned to profitability in this segment. In addition, we performed a record 797 proprietary jobs in Q1 using our Casing Drive System™."

Segment Information (in millions of U.S. $) Unaudited
	Quarter 1		Quarter 4
	2010	2009	2009
Revenue:
Top Drives:
Sales	$17.1	$28.7	$20.5
Rental Services	24.1	23.6	22.2
Aftermarket Sales and Service	10.9	15.8	11.1
	52.1	68.1	53.8
Tubular Services :
Conventional	5.5	9.6	4.7
Proprietary	25.8	27.4	24.4
	31.3	37.0	29.1

CASING DRILLINGTM	2.6	5.1	2.4
Total Revenue	$86.0	$110.2	$85.3

Operating Income (Loss):
Top Drives	$12.4	$17.3	$8.4
Tubular Services	3.5	2.2	(2.0)
CASING DRILLINGTM	(2.9)	(1.4)	(11.7)
Research and Engineering	(1.6)	(2.6)	(0.9)
Corporate/Other	(8.5)	(11.0)	(7.7)
Total Operating Income (Loss)	$2.9	$4.5	$(13.9)

Q1 2010 Financial and Operating Highlights

Top Drives Segment

●
Revenue from the Top Drive segment for Q1 2010 was $52.1 million, down 3% from revenue of $53.8 million in Q4 2009, primarily due to a decrease in the number of Top Drive units sold during the current quarter.  Revenue for Q1 2009 was $68.1 million.

●
Top Drive sales for Q1 2010 included 14 units (12 new, 1 from the rental fleet and 1 consignment sale), compared to 17 units (11 new and 6 from the rental fleet), sold in Q4 2009 and 32 units sold in Q1 2009 (31 new and 1 from the rental fleet).

●
At March 31, 2010, Top Drive backlog was 18 units, with a total value of $25.9 million, versus 11 units at December 31, 2009, with a total value of $16.1 million. This compares to a backlog of 35 units at March 31, 2009, with a total value of $34.0 million.

●
Operating days for the Top Drive rental fleet were 5,373 for Q1 2010 compared to 5,422 in Q4 2009 and were up from 4,673 in Q1 2009.  The improvement from Q1 2009 was primarily due to a recovery in rental activity throughout our operating units, particularly in Russia and Latin America.

●	Revenue from after-market sales and service for Q1 2010 was $10.9 million, down 2% from revenue of $11.1 million in Q4 2009 and down 31% from revenue of $15.8 million in Q1 2009.

●
Our Top Drive operating margins were 24% in Q1 2010 compared to 16% and 25% in Q4 2009 and Q1 2009, respectively.  The margin increase compared to Q4 2009 is primarily due to a one-time $5.4 million inventory adjustment and a $2.6 million accrual for litigation reserves recorded during Q4 2009.

Tubular Services Segment

●
Revenue from the Tubular Services segment for Q1 2010 was $31.3 million, up 8% from $29.1 million in Q4 2009.  Revenue was $37.0 million in Q1 2009.  Revenue increased from Q4 in both our conventional and proprietary businesses as the active rig count continued to recover. We performed a record total of 797 proprietary casing running jobs in Q1 2010 compared to 767 in Q4 2009 and 562 in Q1 2009.  We remain focused on converting the market to running casing with our proprietary CDS™ technology.

●
Operating Income in the Tubular Services segment for Q1 2010 was $3.5 million, compared to a loss of $2.0 million in Q4 2009 and income of $2.2 million in Q1 2009. The increase compared to Q4 2009 is primarily due to a one-time $2.0 million inventory adjustment recorded during Q4 and increased activity during the current quarter.

 CASING DRILLINGTM Segment

●	CASING DRILLINGTM revenue in Q1 2010 was $2.6 million compared to $2.4 million in Q4 2009 and $5.1 million in Q1 2009.
●
Operating Loss in our CASING DRILLINGTM segment for Q1 2010 was $2.9 million, compared to $11.7 million in Q4 2009 and $1.4 million in Q1 2009.  Q4 2009 operating loss included a one-time inventory adjustment of $7.0 million and a $1.8 million impairment charge on assets held for sale.

Other Segments and Expenses

●
Corporate costs for Q1 2010 were $8.5 million, compared to $7.7 million for Q4 2009 and $11.0 million in Q1 2009. Total Selling, General and Administrative costs in Q1 2010 were $10.8 million compared to $9.8 million in Q4 2009 and $13.9 million in Q1 2009.  The increase from Q4 2009 was driven by increased employee compensation costs, and the decrease from Q1 2009 was primarily due to a $2.2 million legal settlement and higher legal costs incurred during Q1 2009.

●	Research and Engineering costs for Q1 2010 of $1.6 million were up from $0.9 million in Q4 2009 and down from $2.6 million in Q1 2009.
●	Other Income and Expense, excluding net interest, for Q1 2010 totaled income of $0.3 million, compared to expense of $0.3 million for Q4 2009 and income of $0.3 million in Q1 2009.
●
Our effective tax rate for Q1 2010 was 32% compared to 38% in Q4 2009 and a benefit of 76% in Q1 2009.  During the first quarter of 2009, a new Canadian tax law was passed, and the effect was a one-time tax benefit of $4.5 million to the Company’s income tax expense.

Financial Condition

●
At March 31, 2010, cash and cash equivalents were $36.6 million, compared to $39.9 million at December 31, 2009.  During the first quarter, we paid the remaining $8.6 million of debt outstanding under our revolving credit facility and were debt-free at the end of Q1.

●
Total capital expenditures were $2.5 million in Q1 2010, compared to $3.6 million in Q4 2009 and $5.2 million in Q1 2009.  We project our total capital expenditures for 2010 to be between $20 million and $30 million, based on current market conditions.

________________

Conference Call

The Company will conduct a conference call to discuss its results for the first quarter 2010 tomorrow (Friday, May 7, 2010) at 10:00 a.m. CDT.  Individuals who wish to participate in the conference call should dial US/Canada (877) 312-5422 or International (253) 237-1122 approximately five to ten minutes prior to the scheduled start time of the call. The conference ID for this call is 70668857.  The conference call and all questions and answers will be recorded and made available until June 11, 2010. To listen to the recording, call (800) 642-1687 or (706) 645-9291 and enter conference ID 70668857. The conference call will be webcast live as well as for on-demand listening at the Company's web site, www.tescocorp.com. Listeners may access the call through the "Conference Calls" link in the Investor Relations section of the site.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Company’s strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and natural gas. TESCO® is a registered trademark in the United States and Canada. TESCO CASING DRILLING® is a registered mark in the United States. CASING DRILLING® is a registered mark in Canada and CASING DRILLING™ is a trademark in the United States. Casing Drive System™, CDS™, Multiple Control Line Running System™ and MCLRS™ are trademarks in the United States and Canada.

For further information please contact:
Julio Quintana (713) 359-7000
Bob Kayl  (713) 359-7000
Tesco Corporation

Non-GAAP Measure - Adjusted EBITDA (as defined below)

(in millions of U.S. $)	Quarter 1		Quarter 4
	2010	2009	2009
Net Income (Loss) under U.S. GAAP	$2.2	$7.5	$(9.0)
Income Taxes	1.0	(3.3)	(5.5)
Depreciation and Amortization	8.8	9.3	9.5
Net Interest (income) expense	––	0.5	0.3
Stock Compensation Expense- non-cash	1.5	1.6	1.4
Impairment of Inventory and Assets- non-cash	––	––	16.2
Adjusted EBITDA	$13.5	$15.6	$12.9

Our management reports our financial statements in accordance with U.S. GAAP but evaluates Company performance based on non-GAAP measures, of which a primary performance measure is Adjusted EBITDA. Adjusted EBITDA consists of earnings (net income or loss) available to common stockholders before interest expense, income tax expense, non-cash stock compensation, non-cash impairments, depreciation and amortization and other non-cash items. This measure may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because:

▪
it is widely used by investors in our industry to measure a company's operating performance without regard to items such as net interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

▪
it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest) and asset base (primarily depreciation and amortization) and actions that do not affect liquidity (stock compensation expense and non-cash impairments) from our operating results; and

▪
it helps investors identify items that are within our operational control. Depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses Adjusted EBITDA:

▪
as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

▪	as one method we use to evaluate potential acquisitions;
▪	in presentations to our Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management;
▪	to assess compliance with financial ratios and covenants included in our credit agreements; and
▪	in communications with investors, analysts, lenders, and others concerning our financial performance.

Caution Regarding Forward-Looking Information; Risk Factors

This press release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as “anticipate”, “believe”, “expect”, “plan”, “intend”, “forecast”, “target”, “project”, “may”, “will”, “should”, “could”, “estimate”, “predict” or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenue, earnings, activities and technical results.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this press release are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers’ exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry),  risks, including litigation, associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Copies of our Canadian public filings are available at www.tescocorp.com and on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and at www.tescocorp.com.

The risks included here are not exhaustive. Refer to “Part I, Item 1A – Risk Factors” in our annual report on Form 10-K filed for the year ended December 31, 2009 and “Part II, Item 1A – Risk Factors” in our quarterly report on Form 10-Q to be filed for the quarter ended March 31, 2010 for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

TESCO CORPORATION
(in Millions of U.S. Dollars, except share and per share information)

COMPARATIVE CONDENSED CONSOLIDATED STATEMENTS OF INCOME
	For the Three Months Ended March 31,
	2010	2009
	(Unaudited)

REVENUE	$86.0	$110.2

OPERATING EXPENSES
Cost of Sales and Services	70.7	89.2
Selling, General and Administrative	10.8	13.9
Research and Engineering	1.6	2.6
	83.1	105.7
OPERATING INCOME	2.9	4.5
Interest Expense, net	––	0.5
Other Income, net	(0.3)	(0.3)
INCOME BEFORE INCOME TAXES	3.2	4.3
Income taxes	1.0	(3.2)

NET INCOME	$2.2	$7.5

Earnings per share:
Basic	$0.06	$0.20
Diluted	$0.06	$0.20
Weighted average number of shares:
Basic	37,759,417	37,516,582
Diluted	38,709,654	38,347,352

CONDENSED CONSOLIDATED BALANCE SHEETS
	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS
Cash and Cash Equivalents	$36.6	$39.9
Accounts Receivable, net	64.6	54.0
Inventories	71.5	74.3
Other Current Assets	47.3	43.6
Current Assets	220.0	211.8
Property, Plant and Equipment, net	175.9	183.0
Goodwill	29.4	29.4
Other Assets	18.5	18.4
	$443.8	$442.6
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts Payable	$19.7	$16.0
Accrued and Other Current Liabilities	45.2	43.3
Current Liabilities	64.9	59.3
Long Term Debt	––	8.6
Deferred Income Taxes	12.4	12.5
Shareholders' Equity	366.5	362.2
	$443.8	$442.6